UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SaaSMAX, Inc.

(Name of Small Business Issuer in its Charter)

Nevada	27-4636847
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7770 Regents Road, Suite 113-129 San Diego, California 92122	7380
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box      .

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box  X .

Securities Act registration statement file number to which this form relates: 333- 174403

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333- 174403), as originally filed with the Securities and Exchange Commission on May 23, 2011 (the “Registration Statement”), is hereby incorporated by reference in response to this item.

Item 2.    Exhibits

ITEM 2.  EXHIBITS .

Exhibit Number	Description
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant. *

* Incorporated by reference to the Registrant’s Registration statement on Form S-1 (File No. 174403) filed with the Securities and Exchange Commission on May 23, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SAASMAX INC.

By:	/S/ Dina M. Moskowitz
Dina M. Moskowitz
CEO & CFO

Date: September 26, 2011